UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________________________________________________________________________________

Date of Report (Date of earliest event reported): August 14, 2015

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 N. Orlando Avenue, Suite 200 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

CURRENT REPORT ON FORM 8-K

IZEA, INC.

August 14, 2015

Item 8.01	Other Events.

From July 20, 2015 until 11:59 p.m. Eastern time, on August 14, 2015, IZEA, Inc. (the "Company") offered a 25% discount on the warrant exercise prices to investors holding the series A and series B warrants to purchase common stock issued in its August - September 2013 private placement (the “2013 Warrants”) and a 26% discount on the warrant exercise prices to investors holding series A and series B warrants to purchase common stock issued in its February 2014 private placement (the “2014 Warrants” and together with the 2013 Warrants, the "Warrants"). If and to the extent a holder did not exercise its Warrants at the reduced exercise prices, the exercise prices of any unexercised Warrants remain at their original exercise prices of $0.25 and $0.50 per share for the series A and series B 2013 Warrants, respectively, and $0.35 and $0.50 per share for the series A and series B 2014 Warrants, respectively, until their stated expiration dates.

The warrant exercise offer was made pursuant to the terms of Warrant Amendment and Exercise Agreements, dated July 20, 2015, entered into with holders owning more than 70% of the Company's outstanding 2013 and 2014 Warrants. In exchange for the reduction in the warrant exercise price, the investors holding a majority of the 2014 Warrants agreed to amend the 2014 Warrants to remove the price-based anti-dilution adjustment provisions contained in those warrants. The removal of these provisions from the 2014 Warrants is intended to eliminate the negative accounting impact of the non-cash derivative liability on the Company’s GAAP financial statements related to those warrants. Except for the temporarily reduced exercise prices and elimination of the anti-dilution adjustment provisions in the 2014 Warrants, the terms of the 2013 Warrants and 2014 Warrants remain unchanged.

At the close of the offer period on August 14, 2015, Warrants for a total of 43,830,802 shares of common stock were converted into common stock at an average exercise price of $0.293 per share for total gross proceeds of $12,861,057. The exercise prices of any Warrants not exercised during the Warrant conversion offer period have reverted back to their original exercise prices. As of August 17, 2015, the Company has a total of 104,002,308 outstanding shares of common stock and warrants to purchase a total of 10,461,863 shares of common stock outstanding with an average exercise price of $0.457 per share. Company affiliates (including officers, directors and greater than 10% shareholders) control 41,920,375 shares (40.3%) of the outstanding common stock. The resale of the common stock underlying the Warrants is covered by IZEA’s Registration Statements on Form S-1 (Registration Nos. 333-191743, 333-195081 and 333-197482), which are on file with the Securities and Exchange Commission.

The following table summarizes the effect of the above transaction on our balance sheet data as of June 30, 2015:

	As of June 30, 2015
	Actual (unaudited)	As Adjusted (unaudited)
Cash and cash equivalents	$2,525,809	$15,386,866
Total assets	12,492,714	25,353,771
Warrant liability	5,458,909	—
Total liabilities	14,076,283	8,617,374
Total stockholders' (deficit) equity	(1,583,569)	16,736,397

The Company issued a press release on August 17, 2015 in connection with the closing of the Warrant exercise offer period, a full copy of which is included as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press Release issued by IZEA, Inc. on August 17, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: August 17, 2015	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer